UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	November 2, 2010

Parametric Technology Corporation
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts
(State or Other Jurisdiction of Incorporation)

0-18059	04-2866152
(Commission File Number)	(IRS Employer Identification No.)

140 Kendrick Street Needham, Massachusetts	02494-2714
(Address of Principal Executive Offices)	(Zip Code)

(781) 370-5000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.                      Entry into a Material Definitive Agreement.

On November 2, 2010, Parametric Technology Corporation and Boston Properties Limited Partnership entered into a Third Amendment to Lease with respect to the Lease dated December 14, 1999 by and between PTC and Boston Properties Limited Partnership for PTC’s worldwide headquarters located at 140 Kendrick Street, Needham, Massachusetts 02494.

The material changes made by the Third Amendment to Lease are:

•	The expiration date of the lease is extended from November 30, 2012 to November 30, 2022.

•	Subject to certain conditions, PTC has one option to extend the term for an additional ten years, expiring November 30, 2032. Rent during the renewal term will be 95% of the then fair market rent.

•
Effective November 30, 2012, the space leased is reduced from approximately 380,000 square feet to approximately 321,000 square feet.  Subject to certain conditions, PTC has both an expansion option and a right of first offer with respect to a portion of the surrendered space.

•
Annual Fixed Rent for each year of the ten (10) year period from December 1, 2012 through November 30, 2022 will be $23.00 per rentable square foot ($7.4 million per year).  This is changed from the current rent of $26.49 per rentable square foot ($10.1 million per year).

•
PTC’s proportionate share of Operating Expenses and Tax Expenses with respect to the property is reduced from 100% to 84.16%.  The Management Fee payable under the lease is reduced from 2.5% of 100% of the Rent, Operating Expenses and Tax Expenses with respect to the property to 2.5% of PTC’s Annual Fixed Rent and PTC’s proportionate share of Operating Expenses and Tax Expenses.  The security deposit under the lease is reduced from $3,000,000 to $2,000,000.

•
PTC will receive a rent credit in the amount of $3,206,550, which will be applied in equal monthly amounts to the rent payable for the period from the month following execution of the Third Amendment through November 30, 2012.  In addition, PTC will receive an additional rent credit of $112,905 per month for each of December 2012 and January 2013.

•	Boston Properties will contribute up to $12,826,200 to the costs of PTC’s improvements to the premises incurred prior to December 31, 2014.

The foregoing description of the Third Amendment to Lease is qualified in its entirety by reference to the full text of the Third Amendment to Lease, a copy of which is filed as Exhibit 10.1 hereto.

In connection with execution of the lease amendment, PTC and Boston Properties entered into a letter agreement pursuant to which the executed lease amendment is being held in escrow pending consent of Boston Properties’ lender, the holder of the mortgage on the property, to the lease amendment.  The lender has until 5 p.m. Friday, November 30, 2010 to grant such consent.  If such consent is granted, the lease amendment will continue to be effective in accordance with its terms.  If such consent is not granted, the lease amendment will not be in effect and the provisions of the original lease will continue in effect.

Section 2 - Financial Information

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The discussion in Item 1.01 is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01.                   Financial Statements and Exhibits.

(d)           Exhibits.

10.1	Third Amendment to Lease executed November 2, 2010 by and between Parametric Technology Corporation and Boston Properties Limited Partnership.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Parametric Technology Corporation

Date: November 5, 2010	By:	/s/ Jeffrey Glidden
Jeffrey Glidden
Executive Vice President and Chief Financial Officer